Exhibit 99.1

ADMINISTAFF ANNOUNCES THIRD QUARTER RESULTS,
RAISES 2005 GUIDANCE AND INTRODUCES 2006 OUTLOOK

•  Unit growth accelerates to 15%
•  Revenue and gross profit up over 20%
•  EPS up 86% to $0.26

HOUSTON - Nov. 1, 2005 - Administaff, Inc. (NYSE: ASF), the nation’s leading Professional Employer Organization (PEO), today announced a 99% increase in third quarter net income to $7.2 million in the 2005 period from $3.6 million in the 2004 period. Diluted earnings per share increased to $0.26 from $0.14 over the same period.

“Our unit growth rate has increased ahead of schedule due to improved sales efficiency, strong client retention and some contribution from new hires within the existing client base,” said Paul J. Sarvadi, Administaff chairman and chief executive officer. “These trends have continued through the early stages of our fall sales campaign, giving us increased confidence in accelerating our unit growth in 2006.”

Revenues for the third quarter of 2005 increased 20.9% over the 2004 period to $285.2 million on a 14.8% increase in the average number of worksite employees paid per month and a 5.3% increase in revenues per worksite employee per month.

Gross profit increased 22.0% over the third quarter of 2004 to $58.2 million, due to a combination of accelerated unit growth, increased service fee markup, and a surplus from the company’s direct cost programs. This surplus was primarily the result of continued favorable trends in healthcare and workers’ compensation costs. The average gross profit per worksite employee per month increased to $214 in the 2005 period from $202 in the 2004 period.

Continued operating leverage was demonstrated by a decline in operating expense per worksite employee per month, to $175 in the 2005 period from $180 in the 2004 period. Investments to drive unit growth, including marketing efforts surrounding the fall sales campaign, and additional incentive compensation tied to improved operating results, contributed to an expected 11.7% increase in total operating expenses to $47.6 million.

Operating income for the third quarter of 2005 increased 108.3% to $10.6 million, with an average operating income per worksite employee per month of $39 compared to $22 in the 2004 period.

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Administaff, Inc.

Year-to-Date Results

For the nine months ended September 30, 2005, the company reported net income and diluted earnings per share of $19.1 million and $0.72, versus $15.7 million and $0.58 for the same period in 2004. Diluted earnings per share increased 80.0% over the 2004 period, excluding the $0.18 per share impact of the Aetna lawsuit settlement in the 2004 period.

Year-to-date revenues were $864.1 million, a 19.9% increase over the 2004 period, which resulted from a 13.1% increase in the average number of worksite employees paid per month and a 6.0% increase in revenues per worksite employee per month. Gross profit for the nine months ended September 30, 2005 increased 15.2% to $168.5 million. The average gross profit per worksite employee per month was $215 compared to $211 in the 2004 period.

Year-to-date operating expenses increased 8.3% to $140.2 million, but declined 4.3% on a per worksite employee per month basis to $179 in the 2005 period from $187 in the 2004 period. The resulting operating income for the nine months ended September 30, 2005 was $28.3 million compared to $16.8 million in the 2004 period. Operating income per worksite employee per month increased 50.0% to $36 from $24 in the prior year.

Working capital has increased by $50 million since December 31, 2004, to $98 million.

“Year-to-date operating income is up 69% over 2004 on a 15% increase in gross profit, demonstrating the significant operating leverage in our business,” said Douglas S. Sharp, vice-president of finance, chief financial officer and treasurer. “As a result of this leverage and the current favorable trends in the core areas of our business, we are raising our 2005 guidance and have increased confidence for continued strong financial performance into 2006.”

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Administaff, Inc.

2005 Outlook

Administaff also provided its outlook for the fourth quarter and full year 2005.

	Fourth Quarter	Full Year
Average worksite employees paid per month	92,750 - 93,250	88,400 - 88,600
Gross profit per worksite employee per month	$217 - $221	$216 - $217
Operating expenses (in millions) (1)	$50.5 - $51.0	$190.7 - $191.2
Net interest income (in millions)	$1.2 - $1.4	$3.5 - $3.7
Effective income tax rate	37.7%	37.7%
Average outstanding shares (in millions)	28.0	26.9

(1)	Includes $363,000 and $2.1 million in stock-based compensation expense, in the fourth quarter and full year, respectively.

2006 Preliminary Outlook

Following is the company’s preliminary outlook for 2006. Due to the combination of the fall sales campaign and heavy year-end client renewal period, this outlook assumes a 15% year-end turnover in the worksite employee base and pricing consistent with the current base.

Full Year
Increase in average worksite employees paid per month	15% - 17%
Gross profit per worksite employee per month	$212 - $216
Operating expenses (in millions)(1)	$207.0 - $211.0
Net interest income (in millions)	$6.0 - $8.0

(1)	The high end of the operating expense range assumes a higher accrual for incentive compensation based upon achieving higher unit growth and gross profit goals.

Conference Call

Administaff will be hosting a conference call today at 10 a.m. ET to discuss these results, update guidance for 2005, discuss the preliminary outlook for 2006, and answer questions from investment analysts. To listen in, call 800-591-6923 and use passcode 41435774. The call will also be webcast at http://www.administaff.com. To access the webcast, click on the Investor Relations section of the website and select “Live Webcast.” The conference call script will be available at the same website later today. A replay of the conference call will be available at 888-286-8010, passcode 33806037, for two weeks after the call. The webcast will be archived for one year.

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Administaff, Inc.

About Administaff

Administaff is a leading personnel management company that serves as a full-service human resources department for small and medium-sized businesses throughout the United States. The company operates 38 sales offices in 21 major markets. For additional information, visit Administaff’s Web site at http://www.administaff.com.

“Safe Harbor” Statement Under The Private Securities Litigation Reform Act of 1995

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “objective,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Administaff, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our current expectations, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) changes in our direct costs and operating expenses including, but not limited to, increases in health insurance premiums and workers’ compensation rates and underlying claims trends, financial solvency of workers’ compensation carriers and other insurers, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of our operations; (iv) our ability to effectively manage our retirement services operation; (v) the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll and benefits costs; and (viii) an adverse final judgment or settlement of claims against Administaff. These factors are discussed in detail in our 2004 annual report on Form 10-K and elsewhere in this report. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

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Administaff, Inc.

Administaff, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)
	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Cash and cash equivalents	$108,818	$81,740
Restricted cash	25,730	18,511
Marketable securities	46,854	27,950

Accounts receivable	88,716	67,210
Prepaid insurance and other current assets	24,022	19,159
Income taxes receivable	6,816	489
Total current assets	300,956	215,059

Property and equipment, net	64,680	69,057
Deposits and other assets	51,464	71,272
Prepaid insurance	11,000	―
Total assets	$428,100	$355,388

Liabilities and Stockholders’ Equity
Accounts payable	$3,453	$3,130
Payroll taxes and other payroll deductions payable	67,977	64,471
Accrued worksite employee payroll expense	74,833	59,277
Accrued health insurance costs	4,799	1,991
Accrued workers’ compensation costs	27,822	19,349
Other accrued liabilities	20,209	17,461
Deferred income taxes	2,311	231
Current portion of long-term debt	1,687	1,649
Total current liabilities	203,091	167,559

Long-term debt	33,620	34,890
Accrued workers’ compensation costs	29,912	22,912
Deferred income taxes	2,082	3,498
Total noncurrent liabilities	65,614	61,300

Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	112,490	101,623
Treasury stock, cost	(52,054)	(63,925)
Deferred compensation expense	(3,412)	―
Accumulated other comprehensive loss, net of tax	(151)	(127)
Retained earnings	102,213	88,649
Total stockholders’ equity	159,395	126,529
Total liabilities and stockholders’ equity	$428,100	$355,388

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Administaff, Inc.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2005	2004	Change	2005	2004	Change
Operating results:
Revenues (gross billings of $1.622 billion, $1.323 billion, $4.756 billion and $3.861 billion, less worksite employee payroll cost of $1.337 billion, $1.087 billion, $3.892 billion and $3.141 billion, respectively)	$285,202	$235,865	20.9%	$864,062	$720,804	19.9%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	227,031	188,193	20.6%	695,528	574,553	21.1%
Gross profit	58,171	47,672	22.0%	168,534	146,251	15.2%
Operating expenses:
Salaries, wages and payroll taxes	25,471	21,779	17.0%	73,436	65,161	12.7%
Stock-based compensation	360	―	―	1,765	―	―
General and administrative expenses	12,476	12,322	1.2%	39,077	37,003	5.6%
Commissions	2,610	2,557	2.1%	7,462	7,879	(5.3)%
Advertising	2,956	1,547	91.1%	7,355	5,955	23.5%
Depreciation and amortization	3,693	4,376	(15.6)%	11,099	13,497	(17.8)%
Total operating expenses	47,566	42,581	11.7%	140,194	129,495	8.3%
Operating income	10,605	5,091	108.3%	28,340	16,756	69.1%
Other income (expense):
Interest income	1,645	606	171.5%	4,097	1,620	152.9%
Interest expense	(594)	(517)	14.9%	(1,709)	(1,566)	9.1%
Other, net	(84)	(37)	127.0%	(97)	8,249	(101.2)%
Income before income tax expense	11,572	5,143	125.0%	30,631	25,059	22.2%
Income tax expense	4,389	1,531	186.7%	11,574	9,398	23.2%
Net income	$7,183	$3,612	98.9%	$19,057	$15,661	21.7%
Diluted net income per share of common stock	$0.26	$0.14	85.7%	$0.72	$0.58	24.1%
Diluted weighted average common shares outstanding	27,316	26,446		26,458	27,114

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Administaff, Inc.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2005	2004	Change	2005	2004	Change

Statistical data:
Average number of worksite employees paid per month	90,493	78,817	14.8%	87,030	76,940	13.1%
Revenues per worksite employee per month (1)	$1,051	$998	5.3%	$1,103	$1,041	6.0%
Gross profit per worksite employee per month	214	202	5.9%	215	211	1.9%
Operating expenses per worksite employee per month	175	180	(2.8)%	179	187	(4.3)%
Operating income per worksite employee per month	39	22	77.3%	36	24	50.0%
Net income per worksite employee per month	26	15	73.3%	24	23	4.3%

(1)	Gross billings of $5,976, $5,596, $6,072 and $5,576 per worksite employee per month, less payroll cost of $4,926, $4,598, $4,969 and $4,535 per worksite employee per month, respectively.

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Administaff, Inc.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Table
(in millions, except per worksite employee and earnings per share data)

	Three months ended			Nine months ended
	September 30,			September 30,
	2005	2004	Change	2005	2004	Change

Payroll cost (GAAP)	$1,337,230	$1,087,311	23.0%	$3,891,756	$3,140,597	23.9%
Less: Bonus payroll cost	71,302	64,176	11.1%	302,877	213,446	41.9%
Non-bonus payroll cost	$1,265,928	$1,023,135	23.7%	$3,588,879	$2,927,151	22.6%

Payroll cost per worksite employee (GAAP)	$4,926	$4,598	7.1%	$4,969	$4,535	9.6%
Less: Bonus payroll cost per worksite employee	263	271	(3.0)%	387	308	25.6%
Non-bonus payroll cost per worksite employee	$4,663	$4,327	7.8%	$4,582	$4,227	8.4%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Administaff management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Nine months ended
	September 30,
	2005	2004	Change

Net income	$19,057	$15,661	21.7%
Less: Aetna settlement proceeds, net of tax	―	(4,991)	―
Adjusted net income	$19,057	$10,670	78.6%

Earnings per share	$0.72	$0.58	24.1%
Less: Aetna settlement proceeds, net of tax	―	(0.18)	―
Adjusted earnings per share	$0.72	$0.40	80.0%

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Administaff, Inc.

Adjusted net income represents net income computed in accordance with generally accepted accounting principles (“GAAP”), less proceeds from the 2004 Aetna settlement, net of taxes (“Adjusted Net Income”). Administaff management believes adjusted net income is a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of the gain resulting from the Aetna settlement proceeds in 2004 on earnings.

Non-bonus payroll and adjusted net income are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll and adjusted net income should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Administaff includes non-bonus payroll and adjusted net income in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

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